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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 333-48130, 033-54158, 333-58676, 333-115713, 333-159513, 333-174145, 333-208188, 333-188594 and 333-211238) of Quaker Chemical Corporation of our report dated March 20, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 20, 2020